     As filed with the Securities and Exchange Commission on February 12, 1998
                                                       Registration No. 33-58030

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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                -----------------

                           POST-EFFECTIVE AMENDMENT NO. 5
                                         TO
                                      FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------

                              LAMONTS APPAREL, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                          5651                    75-2076160
(State or other jurisdiction of  (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                              ------------------

                             LAMONTS APPAREL, INC.
                            12413 WILLOWS ROAD N.E.
                          KIRKLAND, WASHINGTON  98034
                                 (425) 814-5700
              (Address, including zip code, and telephone number,
         including area code, of registrant's principal executive offices)

                               DEBBIE BROWNFIELD
                             LAMONTS APPAREL, INC.
                            12413 WILLOWS ROAD N.E.
                          KIRKLAND, WASHINGTON  98034
                                 (206) 814-5461
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ----------

                                  Copies to:

                            MICHAEL A. WORONOFF, ESQ.
                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                300 S. GRAND AVENUE
                        LOS ANGELES, CALIFORNIA  90071-3144
                                 (213) 687-5000


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


Deregistration

       On January 31, 1998, all of the outstanding securities of Lamonts Apparel, Inc. (the "Company") registered under the Securities Act of 1933, as amended, were cancelled pursuant to the Company's bankruptcy plan which was confirmed by court order entered on December 18, 1997. As a result, this Post-Effective Amendment No. 5 is being filed to remove from registration all of the securities registered hereunder.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on February 12, 1998.


                                    LAMONTS APPAREL, INC.




                                    By:  /s/ ALAN R. SCHLESINGER
                                       --------------------------------
                                       Name: Alan R. Schlesinger
                                       Title:  Chairman of the Board, President
                                                  and Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed below by the following persons in the capacities and on the dates indicated.


           SIGNATURE                       TITLE                      DATE

 /s/ ALAN R. SCHLESINGER
----------------------------      Chairman of the Board,       February 12, 1998
     Alan R. Schlesinger            Chief Executive Officer
                                    and Director (Principal
                                    Executive Officer)

 /s/ LOREN R. ROTHSCHILD
----------------------------      Vice Chairman of the Board   February 12, 1998
     Loren R. Rothschild            and Director

 /s/ DEBBIE A. BROWNFIELD
----------------------------      Executive Vice President,    February 12, 1998
     Debbie A. Brownfield           Chief Financial Officer
                                    and Secretary (Principal
                                    Financial Officer and
                                    Principal Accounting
                                    Officer)

 /s/ PAUL M. BUXBAUM
--------------------------        Director                     February 12, 1998
     Paul M. Buxbaum

 /s/ STANFORD SPRINGEL
--------------------------        Director                     February 12, 1998
     Stanford Springel


--------------------------        Director                     February   , 1998
     John J. Wiesner